                                                                    EXHIBIT 10.2

                               AGREEMENT BETWEEN
                        AMERICAN HONDA MOTOR CO., INC.
                                      AND
                     FIRSTAMERICA AUTOMOTIVE, INC. ET AL.


          This Agreement, effective as of May 1, 1997, is entered into between FirstAmerica Automotive, Inc., a Nevada corporation with its principal place of business at 100 The Embarcadero, Penthouse, San Francisco, California 94105 ("FirstAmerica"), Donald V. Strough, an individual residing at 14 Sycamore Road, Orinda, California 94563 ("Strough"), Thomas A. Price, an individual residing at 55 Peninsula Road, Belvedere, California 94920 ("Price"), Steven S. Hallock, an individual residing at 4258 Golden Oak Court, Danville, California 94506 ("Hallock"), Fred Cziska, an individual residing at 27 Pio Pico Way,
Pacifica, _California 94044 ("Cziska"), Al Babbington, an individual residing at 29 Beachmont Drive, _San Francisco, California 94132 ("Babbington"), John Driebe, an individual residing at 15 Geri Place, Redwood City, California 94061 ("Driebe"), Embarcadero Automotive, LLC, a California limited liability company with its principal place of business at 100 The Embarcadero, Penthouse, San Francisco, California 94105 ("Embarcadero"), Raintree Capital, LLC, a Texas limited liability company with its principal place of business at 2310 Pennzoil Place, 711 Louisiana - South Tower, Houston, Texas 77002 ("Raintree"), BB Investments, a California general partnership with its principal place of business at 100 The Embarcadero, Penthouse, San Francisco, California 94105 ("BB"), and Brown, Gibbons & Lang, L.P., an Illinois limited partnership with its principal place of business at 225 West Washington Street, 9th Floor, Chicago, Illinois ("Brown"), on the one hand (such parties being referred to herein as the "Dealership Parties") and American Honda Motor Co., Inc. ("AHM"), a California corporation, with its principal place of business at 1919 Torrance Boulevard, Torrance, California 90501.

WHEREAS, the individuals and entities listed in Schedule A (the "Current Owners") currently own and operate the authorized Honda and/or Acura automobile dealership(s) listed in Schedule B (the "Listed Dealerships"); and

WHEREAS, the Current Owners want to transfer the Listed Dealerships to FirstAmerica Automotive, Inc. (hereinafter, the "Ownership Entity"), a portion of the stock of which is (or is anticipated to be) traded on a public stock market or otherwise freely transferrable; and

WHEREAS, AHM has formulated the American Honda Motor Co., Inc. Policy on the Public Ownership of Honda and Acura Dealerships (the "Policy"), a copy of which was forwarded to and subsequently reviewed by the Current Owners; and

WHEREAS, in order to enable the Ownership Entity to acquire the Listed Dealerships and, at the same time, adhere to the Policy, the Dealership Parties desire to create and/or maintain a corporate structure, described herein and in Schedule C hereto, in which one or more individuals or entities specified herein (the "Dealership Principals") will retain majority ownership and control of the Ownership Entity and the shares that are publicly traded will never constitute more than a minority interest of the Ownership Entity; and

WHEREAS, AHM is willing to permit the Ownership Entity (as an entity of which a minority portion is publicly owned and of which the majority portion is owned by the Dealership Principals) to own the Listed Dealerships, provided that the Dealership Parties adhere to the Policy and the terms and conditions set forth in this Agreement; and
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WHEREAS, the Dealership Parties are willing to adhere to the Policy and the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:


1.   STRUCTURE OF RELATIONSHIP
     -------------------------

     1.1  Dealerships Are Separate Legal Entities.  The Ownership Entity shall
          ---------------------------------------
establish and maintain a separate legal entity to own each Honda and Acura dealership which it owns or controls, directly or through an Affiliate, shall obtain a separate motor vehicle license for each dealership, and shall maintain separate financial statements for each such dealership. Consistent with AHM policy, the name "Honda" or "Acura," as applicable, shall appear in the d/b/a of each dealership and shall not appear in the corporate name of the dealership or the Ownership Entity. The Honda and/or Acura dealership(s) that will be owned by the Ownership Entity (the "Listed Dealerships") are listed in Schedule B, appended hereto. As used herein, "Affiliate" of, or a person or entity "affiliated" with, a specified person or entity, means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, or shares substantial common ownership with, the person or entity specified. For the purpose of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of or influence the management and policies of a person or entity, whether through the ownership of securities, by contract or otherwise.

     1.2  Agreement to Automobile Dealer Sales and Service Agreement.  The
          ----------------------------------------------------------
Ownership Entity and, to the extent applicable, the other Dealership Parties hereby agree to be bound by the terms of Honda Automobile Dealer Sales and Service Agreement(s) and Acura Automobile Dealer Sales and Service Agreement(s) including any addenda thereto (the "Dealer Agreements"), copies of which are appended hereto as Schedule D. The Dealership Parties further agree that each individual Honda and Acura dealership that the Ownership Entity owns, in whole or in part, shall execute and be bound by the applicable Dealer Agreement.

     1.3  Adherence to the Policy.  Each of the Dealership Parties hereby agree
          -----------------------
to be bound by the terms of the Policy, a copy of which is appended hereto as Schedule E.

     1.4  Transfer of Ownership of Listed Dealerships to the Ownership Entity.
          -------------------------------------------------------------------
Each of the Dealership Parties understands and agrees that the transfer of the Listed Dealerships to the Ownership Entity will constitute a change of ownership of the Listed Dealerships that, pursuant to the Dealer Agreement, requires AHM's prior written approval. Provided that the representations and warranties in this Section are accurate and that each of the Dealership Parties adhere to the terms and conditions of this Agreement, the Policy, and the applicable Dealer Agreements, AHM hereby agrees to the transfer of the Listed Dealerships to the Ownership Entity. Any and all shares of ownership interest in the Ownership Entity, whether held by the Dealership Principals, by the public, or otherwise is herein referred to as "Stock." Each of the Dealership Parties hereby represents and warrants that AHM has been provided with all documentation pertaining to the issuance of Stock in the Ownership Entity including but not limited to all filings with the SEC and other federal and state regulatory agencies (including, but not limited to, quarterly and annual financial statement filings, prospectuses and other materials related to the Ownership Entity), all agreements between or among any of the Dealership Parties and financial institutions and underwriters, all agreements between or among any of the Dealership Parties, and all

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agreements between or among any of the Dealership Parties, on the one hand, and other shareholders of the Ownership Entity, on the other hand. One copy of this documentation has been filed with AHM and labeled Schedule X. Notwithstanding any statements in any of the documentation provided by the Dealership Parties to AHM to the contrary (including but not limited to any statements in prospectuses), the Dealership Parties hereby further represent, warrant and covenant as follows:

          1.4.1 Schedule A, appended hereto, is an accurate list of Current Owners, as of the date hereof, the percentage interest in the Listed Dealerships held by each, and the percentage ownership of the Ownership Entity (if any) held by each.

          1.4.2 Schedule C accurately identifies and depicts the corporate structure of the Ownership Entity after the transfer of the Listed Dealerships.

          1.4.3 Schedule F, appended hereto, is an accurate list of all individuals and entities (including names, addresses and other information reasonably requested by AHM) that will own Stock as of the date of the transfer of the Listed Dealerships to the Ownership Entity, which Stock is subject to the restrictions set forth in Section 1.5 hereof (such individuals and entities to be referred to as the "Dealership Principals"; such Stock to be referred to as "Restricted Stock"), the number of shares held by each, and the percentage ownership of the Ownership Entity held by each.

          1.4.4 The corporate structure depicted in Schedule C assures that at all times a majority of the Stock of the Ownership Entity will be owned by the Dealership Principals in the form of Restricted Stock.

          1.4.5 The corporate structure depicted in Schedule C assures that at all times the Dealership Principals through ownership of the Restricted Stock will have more than fifty percent (50%) of the total aggregate voting power of the Ownership Entity.

     1.5  Restrictions on Transfer of Stock by Dealership Principals.  Each of
          ----------------------------------------------------------
the Dealership Parties hereby agrees that the Dealership Principals shall not, at any time, without the prior written approval of AHM sell, transfer or in any manner encumber any of the Restricted Stock or enter into any agreement providing for the voting of any of the Restricted Stock as directed by any person or entity, or in a specified manner or pursuant to a specified procedure or grant any voting proxy or otherwise enter into any arrangement the purpose or effect of which is to vest in any other person or entity the voting rights of any of the Restricted Stock. AHM will not approve any transfers of Restricted Stock that it reasonably deems detrimental to AHM's interests as provided in
Section 1.8 below, and any approved transfer may only be made on the condition that the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as if it had executed this Agreement as one of the Dealership Parties. Each certificate representing Restricted Stock or any securities issued in respect of such Restricted Stock shall be stamped or otherwise imprinted with a legend substantially in the following form:

          The shares represented by this certificate are subject to restrictions on transfer set forth in an Agreement between American Honda Motor Co., Inc. and the Corporation effective as of May 1, 1997, as amended, a copy of which will be furnished by the Corporation without charge upon written request.

Without limiting the generality of the foregoing restrictions, the Dealership Parties specifically agree that transfers of shares of Restricted Stock are subject to AHM's prior written approval even if transfer is

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permitted pursuant to the Ownership Entity's Articles of Incorporation, Bylaws,
or by an act of the board of directors or the shareholders or by any other means. In the event that any Restricted Stock is transferred without the prior written approval of AHM, including but not limited to transfer by operation of law (e.g., upon the death of a Dealership Principal to an heir), the Ownership Entity shall inform AHM of such transfer and either (a) request approval of such transfer, (b) reacquire the shares or (c) arrange for the retransfer of the shares to a previously approved Dealership Principal or to an individual or entity that is approved in writing by AHM. In the event that the Ownership Entity selects (a) above and AHM refuses to approve the transfer, then the Ownership Entity must make its best efforts to effectuate (b) or (c). If AHM refuses to approve the transfer and the Ownership Entity cannot effectuate (b) or (c), then AHM may invoke the purchase procedures set forth in Section 9.3, as though the Ownership Entity had breached this Agreement.

     1.6  Restrictions on Transfer of the Ownership Interests in Dealership
          -----------------------------------------------------------------
Principals.   To the extent that the Dealership Principals are entities rather
----------
than individuals, the parties hereto acknowledge and agree that changes in the ownership of such Dealership Principals could have the effect of transferring actual control of the Ownership Entity without the prior approval of AHM. To prevent such transfer, the parties have agreed to the restrictions on the transfer of ownership of such Dealership Principals set forth in Schedule G hereto.

     1.7  Identification of Owners of the Ownership Entity.  Schedule H,
          ------------------------------------------------
appended hereto, includes accurate documentation and information pertaining to each individual or entity that owns or controls 5% or more of the Stock, whether such Stock is Restricted Stock or otherwise. In the event of any change of ownership that results in an individual or entity not listed on Schedule H obtaining ownership or control of 5% or more of the Stock, the Ownership Entity shall provide AHM with the documentation and information required by Schedule H with respect to such person or entity to the extent it is publicly available. The Ownership Entity will provide AHM with copies of all filings made with the SEC and comparable filings made with state agencies by persons or entities that own more than 5% of the Ownership Entity and/or any of its Affiliates. Without limiting the foregoing, the Ownership Entity will use its best efforts to provide such information regarding such stockholders as AHM may from time to time request.

     1.8  Right of AHM to Disapprove Acquisitions of Stock.  Without limiting
          ------------------------------------------------
the restrictions set forth in Sections 1.5 and 1.6 above, AHM shall have the irrevocable right to disapprove of the acquisition of more than 5% of Stock by any individual or entity if such acquisition is reasonably deemed detrimental to AHM's interests. Without limiting the foregoing, the parties agree that such acquisition or attempted acquisition may reasonably be deemed to be detrimental to AHM's interests if the acquiring individual or entity (a) competes with American Honda or its parent, subsidiaries or Affiliates in manufacturing, marketing, or selling automotive products or services or is owned or controlled by or has a substantial economic interest in an entity that competes with AHM or its parent, subsidiaries or Affiliates in manufacturing, marketing, or selling automotive products or services (not including an interest in a dealership selling products manufactured by a competing automobile manufacturer); (b) has criminal affiliations or a criminal record; (c) has inadequate experience in the automotive sales and service business; (d) has less than an excellent credit rating or credit history; (e) has demonstrated unacceptable customer satisfaction index performance; or (f) has had a prior relationship with AHM which AHM deems to have been unsatisfactory. Unless AHM objects in writing to such acquisition within 180 days of receiving completed documentation and information from the Ownership Entity pertaining thereto, AHM shall be deemed to have approved such acquisition. In the event AHM disapproves of such acquisition, the Ownership Entity and its then current shareholders shall make their best efforts to prevent such acquisition or, if it has already taken place, to reacquire the shares so

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transferred. In the event that the Ownership Entity is unable to prevent such acquisition or to reacquire the shares, AHM may invoke the purchase provisions of Section 9.3 hereof.

     1.9  Designation of the Ownership Entity's Executive Manager.  The
          -------------------------------------------------------
Ownership Entity shall designate as its Executive Manager the individual listed in Schedule I hereto. The Executive Manager shall have operational control of the Ownership Entity and shall have final authority to decide any dealership matters not within the authority of the Dealer Manager. The Ownership Entity agrees not to change its Executive Manager without the prior written approval of AHM, which approval shall not be unreasonably withheld.

     1.10 No Further Public Offerings of Stock Without AHM's Prior Written
          ----------------------------------------------------------------
Approval.  The Ownership Entity shall not make any further public offerings of
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Stock without AHM's prior written approval.  The Ownership Entity shall submit any proposals to make other public offerings of Stock to AHM in the manner set forth in the Policy and AHM shall evaluate such proposal in accordance therewith. The Dealership Parties understand and agree that AHM will not approve of any public offering of Stock that will increase at any time the number of shares of freely tradeable, unrestricted shares to fifty percent or more of the total shares of Stock then outstanding.

     1.11 No Public Ownership of Individual Dealerships. No Honda and/or Acura
          ---------------------------------------------
dealership(s) that the Ownership Entity owns or acquires shall be held or owned by an entity required to file reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934.

     1.12 Change of Control of the Ownership Entity.  The Dealership Parties
          -----------------------------------------
acknowledge and agree that AHM has the right to ensure that its dealerships remain under the control of persons and/or entities with a full-time commitment to the sale and service of Honda Products or Acura Products (as the case may be). The Dealership Parties recognize the legitimacy of AHM's concern (as more fully set forth in the Policy) that public ownership of dealerships, if unrestricted, could lead to the loss of AHM's control over the selection of the individuals who sell and service AHM's products. Therefore, in the event that a controlling interest in the Ownership Entity (or, as set forth in Schedule G, in a Dealership Principal) or any of their Affiliates that own Honda or Acura dealerships is acquired or threatened to be acquired by an individual or entity not specifically approved by AHM, the Dealership Parties agree that AHM may exercise the right to purchase set forth in Section 9.3. As used herein, "controlling interest" means (a) ownership or practical control of shares of the Ownership Entity or its Affiliates sufficient to appoint or control either the management or the board of directors thereof or (b) the practical ability to make the day-to-day and/or policy decisions of a Honda or Acura dealership.


2.   FUTURE ACQUISITIONS BY THE DEALERSHIP PARTIES OF HONDA AND ACURA
     ----------------------------------------------------------------
     DEALERSHIPS
     -----------

     2.1  Right of Approval by AHM.  The Dealership Parties agree that neither
          ------------------------
any of them nor any of their Affiliates (as defined above) shall acquire any interest in any Honda or Acura dealership not listed on Schedule B ("Listed Dealerships") or Schedule M ("Other Dealerships Owned by Dealership Parties and Affiliates") without AHM's prior written approval. Approval shall be at AHM's sole discretion and will be evaluated in light of the then current Policy and AHM's then current business interests. Without limiting the foregoing, in no event will AHM approve any such acquisition unless all Honda and Acura dealerships owned or controlled by any of the Dealership Parties and/or their Affiliates are (a) in full compliance with all of the terms of the respective Dealer Agreement(s) and this

                                      -5-
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Agreement; and (b) meet all of the applicable Honda and/or Acura policies and performance expectations.

     2.2  Ownership of Contiguous Dealerships.  The Ownership Entity and/or its
          -----------------------------------
Affiliates shall not own contiguous Honda dealerships or contiguous Acura dealerships.

     2.3  Ownership of Multiple Dealerships.  The Dealership Parties
          ---------------------------------
cumulatively or individually shall not own or control, directly or through an Affiliate, Honda or Acura dealerships in excess of the numbers set forth below:

          2.3.1  Honda.  The Dealership Parties shall not hold an ownership
                 -----
interest, directly or through an Affiliate, in a multiple number of Honda dealerships as provided below: (a) in a "Metro" market (a "Metro" market is a metropolitan market area represented by two or more Honda dealer points) with two (2) to ten (10) Honda dealership points (inclusive), no Dealership Party or combination of Dealership Parties may own, operate or a have an interest in more than one (1) Honda dealership; (b) in a Metro market with eleven (11) to twenty
(20) Honda dealership points (inclusive), no Dealership Party or combination of Dealership Parties may own, operate or have an interest in more than two (2) Honda dealerships; (c) in a Metro market with twenty-one (21) or more Honda dealership points (inclusive), no Dealership Party or combination of Dealership Parties may own, operate or have an interest in more than three (3) Honda dealerships; (d) in more than 4% of the Honda dealerships in any one of the ten Honda Zones; and (e) in more than seven (7) Honda dealerships nationally.

          2.3.2  Acura.  The Dealership Parties shall not hold an ownership
                 -----
interest, directly or through an Affiliate, in more than: (a) one (1) Acura dealership in a Metro market (as used herein, "Metro market" is a Metropolitan market area represented by two or more Acura dealer points); (b) two (2) Acura dealerships in any one of the six Acura Zones; and (c) three (3) Acura dealerships nationally.

     2.4  Proposed Acquisition in Excess of Limits.  If the purchase of any
          ----------------------------------------
Honda or Acura dealership would result in exceeding the limits set forth in this
Section 2, AHM will reject the application for approval of the ownership transfer until such time as the applicable Dealership Party shall divest itself of the appropriate number of dealerships to bring it into compliance with the requirements of this Agreement at which time AHM will reconsider the proposal in light of the Policy. In case of such divestiture, AHM may invoke the right of first refusal/option to purchase provisions of Section 8.2 hereof.

     2.5  Agreements and Proposals Pertaining to Non-Listed Dealerships.
          -------------------------------------------------------------
Agreements, if any, between AHM and any of the Dealership Parties pertaining to Honda and/or Acura dealerships other than the Listed Dealerships (for example, dealerships which AHM has agreed to permit the Ownership Entity to acquire upon fulfillment of certain conditions) and proposals pending on the Effective Date of the Agreement to acquire non-Listed Dealerships are set forth in Schedule J hereto ("Pending Dealership Transactions").

3.   SEPARATE, FREESTANDING, EXCLUSIVE DEALERSHIPS
     ---------------------------------------------

     3.1  Maintenance of Exclusive Dealership Premises.  Each Honda or Acura
          --------------------------------------------
dealership owned by the Ownership Entity or its Affiliates shall be maintained as separate, freestanding, exclusive Dealership Operations that completely and timely comply with facility design and image enhancements to AHM's brand image, functionality and capacity standards and guidelines, which standards and guidelines AHM may reasonably modify from time to time, and shall exclusively offer a full range of

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Honda Products and services or Acura Products and services and shall not offer competing products or services from its Dealership Premises.

     3.2  Full Line of Products and Services.  The Ownership Entity shall make
          ----------------------------------
available to the customers at each of its Honda dealerships all Honda Products and services, including, but not limited to, vehicles, Genuine Parts and Accessories, American Honda Finance Corporation retail financing services (whether for purchases or leases), Honda Vehicle Service Contracts, and Honda Certified Used Car Program. The Ownership Entity shall make available to the customers at each of its Acura dealerships all Acura Products and services, including, but not limited to, vehicles, Genuine Parts and Accessories, American Honda Finance Corporation retail financing services (whether for purchases or leases), Acura Vehicle Service Contracts, and Acura Preferred Pre-Owned Program.

     3.3  Treatment as Independent Dealerships.  For allocation and other
          ------------------------------------
purposes, transfer of Honda or Acura Automobiles from one dealership to another dealership owned by the same entity will be treated the same as a transfer between separately-owned dealers. In no event may Acura Automobiles be transferred to any non-Acura dealership. In no event may Honda Automobiles be transferred to any non-Honda dealership.

     3.4  Independent Reporting Requirements.  Each Honda and Acura dealership
          ----------------------------------
that the Ownership Entity owns or acquires shall have the same reporting requirements as all other Honda and Acura dealerships, including fully audited dealership-specific financial information. Each individual dealership must at all times meet the capitalization requirements and other requirements set forth in its individual Dealer Agreement including any addenda thereto. The corporate bylaws of the individual corporation that actually owns the Honda or Acura dealership must restrict it from engaging in any activity other than the ownership and maintenance of a Honda or Acura dealership, as the case may be.

4.   DEALER MANAGERS
     ---------------

     4.1  Approval by AHM.  Each Honda and Acura dealership owned or controlled
          ---------------
by the Ownership Entity shall have a qualified Dealer Manager, approved by AHM (subject to the exception noted in Section 4.2 below). Each Dealer Manager shall work at the Honda or Acura Dealership Premises, shall devote all efforts to the management of the dealership and shall have no other significant business interests or management responsibilities.

     4.2  Trial Period.  Whenever the Ownership Entity nominates a new Dealer
          ------------
Manager candidate for a Honda or Acura dealership, AHM shall have the right to withhold a decision concerning approval or rejection of the candidate for a trial period of up to one year, at its sole discretion; provided, however, that the candidate may operate in the capacity of Dealer Manager until AHM has approved or rejected the candidate.

     4.3  Authority of Dealer Manager.  The Ownership Entity shall advise AHM in
          ---------------------------
writing of the limitations, by category and, where applicable, by specific action, on the authority of the Dealer Manager regarding the operation of the dealership. Without limiting the foregoing, the Dealer Manager must have the authority to run the day-to-day operations of the dealership and the capacity to enter into substantial transactions (e.g., the placement of orders for Honda or Acura Automobiles and Genuine Parts and Accessories) on behalf of the dealership.

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

5.   REPRESENTATION ON HONDA AND ACURA DEALER ORGANIZATIONS
     ------------------------------------------------------

     No more than one representative each from the Honda, and separately, Acura dealerships owned, directly or through an Affiliate, by any of the Dealership Parties, may serve on the Honda National Dealer Advisory Board, the Acura National Dealer Council or any future Honda or Acura national board(s) which may be established, and no more than one representative each may serve on either a Honda or Acura Zone Advisory Board/Council, or Honda Advertising Triad or Acura advertising council (should one be established in the future). Such representative must be involved on a full-time basis in the day-to-day operation of the dealership which it is appointed to represent and must otherwise comply with the bylaws of the applicable organization.

6.   DEALERSHIP PERSONNEL TRAINING
     -----------------------------

     No Dealership Party shall substitute training courses of its own for those provided or sponsored by AHM without the prior written approval of AHM, which approval shall be at AHM's sole discretion. In no event will AHM approve training courses unless the trainers are certified pursuant to Honda's or Acura's certification programs, as applicable.

7.   PROSPECTUS DISCLAIMER AND INDEMNIFICATION AGREEMENT
     ---------------------------------------------------

     In the event that AHM approves a future offering of Stock, the Ownership Entity shall place in its registration statement and its prospectus, as well as in any other document offering Stock to public or private investors, the following disclaimer:

          No Manufacturer (as defined in this Prospectus) has been involved, directly or indirectly, in the preparation of this Prospectus or in the offering being made hereby. No Manufacturer has made any statements or representations in connection with the offering or has provided any information or materials that were used in connection with the Offering, and no Manufacturer has any responsibility for the accuracy or completeness of this Prospectus.

The Dealership Parties shall, jointly and severally, indemnify, defend and hold harmless AHM pursuant to the terms of the Indemnification Agreement set forth in Schedule K to this Agreement.

8.   TRANSFER OF DEALERSHIPS BY THE OWNERSHIP ENTITY.
     -----------------------------------------------

     8.1  Sale of Ownership Interest in Dealership.  This is a personal services
          ----------------------------------------
Agreement based upon personal skills, service, qualifications and commitment of the Ownership Entity, its Executive Manager, and its Dealer Managers. For this reason, and because AHM has entered into this Agreement in reliance upon the Ownership Entity's, its Executive Manager's, and its Dealer Managers' qualifications, without limiting any of the other restrictions on transfer of ownership set forth in this Agreement, the Ownership Entity agrees to obtain AHM's prior written approval of any proposed transfer of control or of any ownership interest in a Honda or Acura dealership owned by the Ownership Entity.

     Without limiting the foregoing, in the event of such proposed transfer, AHM shall not be obligated to renew the applicable Dealer Agreement or to execute a new Dealer Agreement with the Ownership Entity or the proposed transferee unless
(a) the Ownership Entity first makes arrangements acceptable to AHM to satisfy any outstanding indebtedness to AHM; (b) the proposed transfer conforms to this Agreement and the Policy; and (c) the transferee agrees to the terms and conditions of this Agreement and the Policy.

     8.2  Right of First Refusal or Option to Purchase
          --------------------------------------------

          8.2.1    Rights Granted.  If a proposal to sell a dealership's assets
                   --------------
or transfer its ownership is submitted by the Ownership Entity to AHM, AHM has a right of first refusal or option to purchase the dealership assets or stock, including any leasehold interest or realty. AHM's exercise of its right or option under this Section supersedes the Ownership Entity's right to transfer its interest in, or ownership of, the dealership. AHM's right or option may be assigned by it to any third party and AHM hereby guarantees the full payment to the Ownership Entity of the purchase price by such assignee. AHM may disclose the terms of any pending ownership transfer agreement and any other relevant dealership performance information to any potential assignee. AHM's rights under this Section will be binding on and enforceable against any assignee or successor in interest of the Ownership Entity or purchaser of the Ownership Entity's assets.

          8.2.2    Exercise of AHM's Rights.  AHM shall have 180 days from AHM's
                   ------------------------
receipt of all completed documentation and information customarily required by it to evaluate a proposed transfer of ownership in which to exercise its right of first refusal or option to purchase. AHM's exercise of its right of first refusal under this Section shall neither be dependent upon nor require AHM's prior disapproval of the proposed transfer.

          8.2.3    Right of First Refusal.  If the Ownership Entity has entered
                   ----------------------
into a bona fide written ownership transfer agreement for its dealership business or assets, AHM's right under this Section is a right of first refusal, enabling AHM to assume the buyer's rights and obligations under such ownership transfer agreement, and to cancel this Agreement and all rights granted the Ownership Entity. Upon AHM's request, the Ownership Entity agrees to provide other documents relating to the proposed transfer and any other information which AHM deems appropriate, including, but not limited to, those reflecting other agreements or understandings between the parties to the ownership transfer agreement. Refusal to provide such documentation or to state that no such documents exist shall create the presumption that the ownership transfer agreement is not a bona fide agreement.

          8.2.4    Option to Purchase.  If the Ownership Entity submits a
                   ------------------
proposal which AHM determines is not bona fide or in good faith, AHM has the option to purchase the principal assets of the Ownership Entity utilizing the dealership business, including real estate and leasehold interest, and to cancel this Agreement and the rights granted the Ownership Entity. The purchase price of the dealership assets will be determined by good faith negotiations between the parties. If an agreement cannot be reached, the purchase price will be exclusively determined as set forth in Section 9.3 of this Agreement.

          8.2.5    The Ownership Entity's Obligations.  Upon AHM's exercise of
                   ----------------------------------
its right or option and tender of performance under the ownership transfer agreement or upon whatever terms may be expressed in the ownership transfer agreement, the Ownership Entity shall forthwith transfer the affected real property by warranty deed conveying marketable title free and clear of all liens, claims, mortgages, encumbrances, tenancies and occupancies. The warranty deed shall be in proper form for recording, and the Ownership Entity shall deliver complete possession of the property and deed at the time of closing.
The Ownership Entity shall also furnish to AHM all copies of any easements, licenses or other documents affecting the property or Dealership Operations and shall assign any permits or licenses that are necessary or desirable for the use of or appurtenant to the property or the conduct of such Dealership Operations. The Ownership Entity also agrees to execute and deliver to AHM instruments satisfactory to AHM conveying title to all personal property, including leasehold interests, involved in the transfer or sale to AHM. If any personal or real property is subject to any lien or charge of any kind (including, without limitation, liabilities pursuant to any environmental law or regulation), the Ownership Entity agrees to procure the discharge and satisfaction thereof prior to the closing of sale of such property to AHM or, if that is not possible, indemnify AHM for any liabilities incurred as a result thereof.

     8.3.  Transfer Provisions Fair and Reasonable.  In entering into this
           ---------------------------------------
Agreement, each of the Dealership Parties understands that AHM would not consent to the transfer of Honda or Acura dealerships to an entity that is owned in part by a publicly-held entity without the restrictions on subsequent transfer set forth in this Agreement. The Dealership Parties have entered into this Agreement to induce AHM to consent to such transfer to an entity that is owned in part by a publicly-held entity and hereby acknowledge and agree that the restrictions on subsequent transfer set forth herein are "fair" and "reasonable" as those terms are used under state and federal laws governing the relationship between automobile manufacturers and automobile dealers.

9.   REMEDIES OF AHM.
     ---------------

     9.1  Cumulative Remedies.  All of AHM's remedies set forth herein are
          -------------------
cumulative. No explicit listing of any remedy shall foreclose AHM from seeking any remedy at law or in equity, including injunctive relief, that would otherwise be available to it.

     9.2  Injunctive Relief.  The Ownership Entity agrees that any breach by any
          -----------------
of the Dealership Parties or their Affiliates of the covenants set forth in this Agreement that pertain to the ownership, control, transfer, and/or operation of Honda or Acura dealerships would result in irreparable harm to AHM and therefore agrees that AHM shall be entitled to emergency, preliminary and permanent injunctive relief to prevent such breaches.

     9.3  Right to Purchase.  The Dealership Parties understand and acknowledge
          -----------------
that AHM has the right to maintain a personal relationship with its dealers and a healthy and competitive dealer network and that the Policy and this Agreement are designed to ensure the protection of that right and the integrity of the dealer network while at the same time enabling the Ownership Entity to raise capital through the public offering of stock. Therefore, in the event that any of the Dealership Parties materially breach the Policy or this Agreement or any Dealer Agreement, in addition to any other remedies that AHM might have, upon notice from AHM, the Dealership Parties agree that they will sell to AHM all assets of the Honda and Acura dealerships that they own or control at their then current fair market value and on the terms set forth in Section 8.2.5 and that the applicable Dealer Agreements will terminate upon such sale. Any dispute as to the fair market value of such dealerships will be resolved by arbitration as described in Section 10 hereof. In such arbitration, the Arbitrator shall be empowered only to determine (1) whether a material breach took place; and, (2) if so, the fair market value of the dealerships at issue. The arbitrator in such proceeding shall not have the power to award any other damages or other relief. If the arbitrator finds a material breach, the Ownership Entity shall transfer the dealerships to AHM or AHM's designee at the fair market value determined by the arbitrator without the necessity of further legal action by AHM. The arbitrator's decision shall be unappealable and unreviewable. If, in violation of the terms hereof, any of the Dealership Parties require AHM to obtain a court judgment to enforce the arbitrator's decision, the arbitrator's decision shall be enforceable in any court of competent jurisdiction and the Ownership Entity agrees to pay the costs and attorneys' fees expended in connection therewith. The foregoing arbitration shall not, without the consent of both parties, be consolidated with any other arbitration initiated by a party pursuant to Section 10 hereof.

     9.4  Indemnification for Claims by Disappointed Buyer.  The Dealership
          ------------------------------------------------
Parties, jointly and severally, hereby agree to indemnify and hold harmless AHM and its affiliates from and against any and all losses, liabilities, judgments, amounts paid in settlement, claims, damages and expenses whatsoever (collectively a "Claim"), including, but not limited to, any and all expenses whatsoever (including reasonable attorneys' fees) incurred in investigating, preparing or defending against any litigation, commenced or threatened, to which AHM may become subject as a result of AHM's exercise of the rights set forth in Sections 8.2 and 9.3 of this Agreement. Without limiting the generality of the immediately preceding sentence, this indemnification covers any Claim brought against AHM by an individual or entity that alleges that the individual or entity would have purchased an interest in a Honda or Acura dealership but for AHM's interference with such proposed purchase.

10.  DISPUTE RESOLUTION
     ------------------

     Except as modified in Section 9.3 above, any controversy or claim arising out of or relating to the Agreement, or the breach hereof, or any failure to agree where agreement of the parties is necessary pursuant hereto, including the determination of the scope of this agreement to arbitrate, shall be resolved by the following procedures:

     10.1  Attempt to Resolve Dispute.  The parties shall use all reasonable
           --------------------------
efforts to amicably resolve the dispute through direct discussions. The senior management of each party commits itself to respond promptly to any such dispute. Any party may send written notice to the other parties identifying the matter in dispute and invoking the procedures of this article. Within ten (10) days after such written notice is received, unless a delay is agreed to by both parties to the dispute or the parties agree to confer by telephone, one or more senior management of each party shall meet in Los Angeles, California to attempt to amicably resolve the dispute by written agreement. If said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation in Los Angeles and administered by the American Arbitration Association ("AAA"), pursuant to the Commercial Mediation Rules of the AAA at the time of submission prior to resorting to binding arbitration.

     10.2  Application to Binding Arbitration.  If after forty-five (45) days
           ----------------------------------
from the first written notice of dispute, the parties fail to resolve the dispute by written agreement or mediation, either party may submit the dispute to final and binding arbitration administered by the AAA, pursuant to the Commercial Arbitration Rules of the AAA at the time of submission. The arbitration shall be held in Los Angeles before a single neutral, independent, and impartial arbitrator (the "Arbitrator").

     10.3  Binding Arbitration Procedure.  Unless the parties have agreed upon
           -----------------------------
the selection of the Arbitrator before then, the AAA shall appoint the Arbitrator as soon as practicable, but in any event within thirty (30) days after the submission to AAA for binding arbitration. The arbitration hearings shall commence within forty-five (45) days after the selection of the Arbitrator. Unless the Arbitrator otherwise directs, each party shall be limited to three (3) pre-hearing depositions lasting no longer than six (6) hours each. The parties shall exchange documents to be used at the hearing no later than ten (10) days prior to the hearing date. Unless the Arbitrator otherwise directs, each party shall have no longer than three (3) days to present its position, the entire proceedings before the Arbitrator shall be on no more than eight (8) hearing days within a three (3) week period. The Arbitrator's award shall be made no more than thirty (30) days following the close of the proceeding. The Arbitrator's award may not include consequential, exemplary, or punitive damages. The Arbitrator's award shall be a final and binding determination of the dispute and shall be fully enforceable in any court of competent jurisdiction. The prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses, including arbitration administration fees, incurred in connection with such proceeding. Except in a proceeding to enforce the results of the arbitration, neither party nor the Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

     10.4  Exceptions.  Notwithstanding the foregoing, either party may, without
           ----------
recourse to arbitration, assert against the other party a third-party claim, cross-claim or like claim in any action brought by a third party to which this Agreement or the obligations of the parties hereunder may pertain. Nothing herein shall prevent a party from seeking injunctive relief, where appropriate, from a court of competent jurisdiction pending the outcome of any arbitration concerning the subject of such arbitration or when authorized by an arbitrator's award or when emergency relief is required.

11.  ENTIRE AGREEMENT OF THE PARTIES
     -------------------------------

     There are no prior agreements or understandings, either oral or written, between the parties affecting this Agreement, except as otherwise specified or referred to in this Agreement (including the Schedules hereto). No change or addition to, or deletion of any portion of this Agreement shall be valid or binding upon the parties hereto unless approved in writing signed by an officer of each of the parties hereto. The parties acknowledge that each of them have been represented by counsel and are substantial entities with considerable resources. This Agreement has been fully negotiated. No provision of this Agreement shall be construed against a party on the ground that the party or its attorneys drafted it.

12.  SEVERABILITY
     ------------

     If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Agreement will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it (they) cannot be so amended without materially affecting the tenor of the Agreement, then it (they) will be deemed deleted from this Agreement in such jurisdiction, and in either case, the remainder of the Agreement will be valid and binding. Notwithstanding the foregoing, if, as a result of any provision of this Agreement being held invalid or unenforceable, AHM's ability to control the selection of the Dealership Principals, Executive Manager, or Dealer Managers or to otherwise maintain its ability to exercise reasonable discretion over the selection of the actual individual who is managing a Honda or Acura dealership is materially restricted beyond the terms of this Agreement or the Dealer Agreement, AHM shall be permitted to invoke the purchase provisions of Section 9.3 hereof.

13.  NO IMPLIED WAIVERS
     ------------------

     The failure of either party at any time to require performance by the other party of any provision herein shall in no way affect the right of such party to require such performance at any time thereafter, nor shall any waiver by any party of a breach of any provision herein constitute a waiver of any succeeding breach of the same or any other provision, nor constitute a waiver of the provision itself.

14.  AHM POLICIES
     ------------

     AHM has adopted certain policies which are attached hereto as Schedule L. The Ownership Entity hereby agrees to abide by these policies as attached hereto and as reasonably amended by AHM from time to time, and other policies promulgated in the future by AHM. In addition, AHM has expressed a commitment to diversity in management and among employees. The Ownership Entity hereby agrees to adhere to that commitment by seeking to achieve diversity among the management personnel and employees it hires and/or appoints in connection with the Honda and Acura dealerships it owns or controls. Without limiting the generality of the foregoing, the Ownership Entity hereby agrees that its dealerships will meet or exceed (with respect to both the applicable zone and the United States as a whole) average Honda and/or Acura dealership performance (as such performance is measured by AHM, now or in the future) with respect to customer satisfaction, sales, and market share.

15.  APPLICABLE LAW
     --------------

     This Agreement shall be governed by and construed according to the laws of the State of California without applying its conflicts of law principles.

16.  BENEFIT
     -------

     This Agreement is entered into by and between AHM and the Dealership Parties for their sole and mutual benefit. Neither this Agreement nor any specific provision contained in it is intended or shall be construed to be for the benefit of any third party.

17.  NOTICE TO THE PARTIES
     ---------------------

     Any notices permitted or required under the terms of this Agreement shall be directed to the following respective addresses of the parties, or if either of the parties shall have specified another address by notice in writing to the other party, then to the address last specified:

     If to AHM:

          AMERICAN HONDA MOTOR CO., INC.
          Honda Division
          1919 Torrance Boulevard
          Torrance, California 90501
          Attention:  Dealer Placement Department

          AMERICAN HONDA MOTOR CO., INC.
          Acura Division
          1919 Torrance Boulevard
          Torrance, California 90501
          Attention:  Dealer Development Department

     with a copy to:

          Associate General Counsel
          HONDA NORTH AMERICA, INC.
          Law Department
          700 Van Ness Avenue
          Torrance, California 90509-2206

     If to any of the Dealership Parties:

          FIRSTAMERICA AUTOMOTIVE, INC.
          100 The Embarcadero, Penthouse
          San Francisco, California 94105

     with a copy to:

          Mr. W. Bruce Bercovich, Esq.
          KAY & MERKLE
          100 The Embarcadero, Penthouse
          San Francisco, California 94105


IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                    FIRSTAMERICA AUTOMOTIVE, INC.



                                    By:____________________________
                                     Title:


                                    /s/ Donald V. Strough
                                    ________________________________
                                    Donald V. Strough


                                    /s/ Thomas A. Price
                                    ________________________________
                                    Thomas A. Price


                                    /s/ Steven S. Hallock
                                    ________________________________
                                    Steven S. Hallock


                                    /s/ Fred Cziska
                                    ________________________________
                                    Fred Cziska


                                    /s/ Al Babbington
                                    ________________________________
                                    Al Babbington


                                    /s/ John Driebe
                                    ________________________________
                                    John Driebe

                                    Embarcadero  Automotive, Inc.



                                    By:______________________________
                                     Title:



                                    Raintree Capital, LLC



                                    By:____________________________
                                     Title:



                                    BB Investments



                                    By:____________________________
                                     Title:



                                    Brown, Gibbons & Lang, L.P.



                                    BY:____________________________
                                     Title:

                                    AMERICAN HONDA MOTOR CO., INC.
                                    Honda Division



                                    BY: /s/ Richard Colliver
                                      ____________________________
                                      Richard Colliver
                                      Senior Vice President
                                      Automobile Sales Division



                                    AMERICAN HONDA MOTOR CO., INC.
                                    Acura Division


                                    BY: /s/ Richard B. Thomas
                                      ____________________________
                                      Richard B. Thomas
                                      Executive Vice President
                                      Acura Division

                                 SCHEDULE LIST


A.   List of Current Owners and Ownership Information

B.   Listed Dealerships; Affiliated Dealerships

C.   Description of Corporate Structure

D.   AHM Automobile Dealer Sales and Service Agreements

E.   AHM Policy on the Public Ownership of Honda and Acura Dealerships

F.   Dealership Principal Information

G.   Additional Restrictions on Transfer of Interests in Dealership Principals

H.   List of 5% Owners

I.   Executive Manager Information

J.   Pending Dealership Transactions

K.   Indemnification Agreement

L.   AHM Policies

M.   Other Dealerships Owned by Dealership Parties and Affiliates

X.   Transactional Documentation and Information Submitted (Retained by AHM)

                     ADDENDUM TO HONDA AUTOMOBILE DEALER
                          SALES AND SERVICE AGREEMENT

     This Addendum (the "Addendum") dated October 16, 1997, is entered into between FAA Concord H, Inc. ("Dealer"), a California corporation, with its principal place of business at 1300 Concord Avenue, Concord, California 94520, and American Honda Motor Co., Inc. ("American Honda"), a California corporation, with its principal place of business at 1919 Torrance Boulevard, Torrance, California 90501.

WHEREAS, Dealer and American Honda are entering into the Honda Automobile Dealer Sales and Service Agreement including the Standard Provisions (the "Dealer Agreement"), a copy of which is attached hereto, as of the date hereof; and

WHEREAS, Dealer and American Honda are entering into the "Agreement Between American Honda Motor Co., Inc. and FirstAmerica Automotive, Inc. et al." effective as of May 1, 1997 (the "FirstAmerica Agreement"); and

WHEREAS, Dealer and American Honda desire that this Addendum and the FirstAmerica Agreement be incorporated into and become part of the Dealer Agreement;

NOW THEREFORE, in consideration of the mutual convenants set forth herein and in the Dealer Agreement and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Status of the Addendum. This Addendum is hereby incorporated into and is made
   ----------------------
   part of the Dealer Agreement. The Dealer Agreement and this Addendum shall, when possible, be read as an integrated document; however, if there is any conflict between the terms of this Addendum and the Dealer Agreement, this Addendum shall govern.

2. Incorporation of the Applicable Terms of the FirstAmerica Agreement. Attached
   -------------------------------------------------------------------
   hereto as Schedule A is the FirstAmerica Agreement. Dealer represents and warrants that it has read the FirstAmerica Agreement and acknowledges that the FirstAmerica Agreement includes provisions that pertain to FirstAmerica's management, ownership, and right to acquire and transfer Honda dealerships and other matters. Dealer has executed the FirstAmerica Agreement and agrees to be bound by all provisions of the FirstAmerica Agreement that are applicable to or affect it and/or the actions of any Honda and Acura dealership owned by Dealer. Dealer and American Honda agree that the terms and

ADDENDUM TO HONDA AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT
FAA CONCORD H, INC.
PAGE 2 OF 5

   conditions of the FirstAmerica Agreement are hereby incorporated into and made part of the Dealer Agreement.

3. Additional Terms. Dealer shall satisfy the following terms on a continuing
   ----------------
   basis during the term of the Dealer Agreement, as well as during any periods following any renewal or extension of the Dealer Agreement:

   a. Exclusive Facilities. As provided in Paragraph 3.1 of the FirstAmerica
      --------------------
      Agreement, Dealer shall maintain separate, exclusive, freestanding Honda Dealership Operations that are in full and timely compliance with American Honda standards and guidelines relating to Honda Dealership Operations, facility design, functionality and capacity, and enhancements to American Honda's brand image, which standards and guidelines American Honda may reasonably modify from time to time, shall exclusively offer a full range of Honda Products and services and shall not offer competing products or services from its Dealership Premises. In addition, Dealer agrees that even though the facilities may exceed AHM's minimum requirements now or in the future, the separate, exclusive, freestanding Honda Dealership Operations will remain separate, exclusive and freestanding for Honda Products and Honda Dealership Operations.

   b. Honda Exclusive Minimum Facility Requirements.  The Dealership Premises
      ---------------------------------------------
      shall provide the following Honda exclusive minimum square footage requirements, arranged in a manner conducive to the reasonable sales and service of Honda Automobiles, Honda Parts and accessories:

      Building
      --------
      Honda New Vehicle Sales Showroom Display       1,600 Sq. Ft.
      Sales Office                                   1,544 Sq. Ft.
      General Office                                 2,459 Sq. Ft.
      Honda Service Workshop and Support             4,450 Sq. Ft.
      Stall/Lifts                                     10/7
      Honda Parts and Accessories Department         3,965 Sq. Ft.
      Total Building                                14,018 Sq. Ft.

ADDENDUM TO HONDA AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT
FAA CONCORD H, INC.
PAGE 3 OF 5

      Land
      ----
      New Vehicle Display and Storage               23,467 Sq. Ft.
      Used Car Display                              18,333 Sq. Ft.
      Customer and Employee Parking                 10,080 Sq. Ft.
      Honda Service Parking                          3,040 Sq. Ft.
      Circulation and Landscaping                   25,000 Sq. Ft.
      Total Land                                    79,920 Sq. Ft.
      Total Land and Building                       93,938 Sq. Ft.

   c. Facility Remodeling. Complete initial consultation with the Honda Design
      -------------------
      Center no later than December 31, 1997. Dealer agrees to submit facility remodeling plans for the Dealership Premises for prior written approval no later than March 31, 1997. Such plans will comply with all American Honda Minimum Requirements for Honda facilities, as well as completely and timely comply with facility design and image enhancements to American Honda's brand image, functionality and capacity standards and guidelines, which standards and guidelines American Honda may reasonably modify from time to time. The remodeling of the facility will begin by June 30, 1998 and be completed and open for business to the general public by December 31, 1998.

   d. Minimum Capital Requirements. Dealer agrees that the Honda Dealership
      ----------------------------
      Operations shall meet American Honda's minimum capital requirements at all times. The minimum capital requirements shall be determined by American Honda from time to time and, as of the date hereof, shall be the amounts specified below:

      . American Honda's current minimum working capital requirement is $1,290,797 for the Honda dealership at the Dealership Premises. The Honda dealership entity will be capitalized with not less than $2,495,915 in equity of which $2,030,000 will be in the form of common stock.

      . Dealer's Long Term Debt (excluding Real Estate Mortgages and the current portion of Long Term Debt) shall not exceed a ratio of 1:1 when compared to Effective Net Worth (Total Net Worth less Total Other Assets) of Dealer.

      . A wholesale line of credit is to be established and maintained by Dealer with a financial institution approved by American Honda for the exclusive purpose of purchasing and maintaining a representative inventory of new Honda Automobiles. The current minimum amount of such line is $2,915,000.

ADDENDUM TO HONDA AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT
FAA CONCORD H, INC.
PAGE 4 OF 5

     e. Financial Statement Submission. Dealer agrees to continue to comply with
        ------------------------------
        American Honda's dealer financial requirements as specified in the Dealer Agreement. These specifically provide that Dealer will furnish a complete, timely and accurate financial statement on a monthly basis, electronically, on the form required by American Honda.

     f. Personnel Minimum Requirements. Dealer agrees to employ Honda service
        ------------------------------
        and parts staff which meets at all times the minimum service and parts training standards specified by American Honda for its authorized dealers and whose members are properly licensed.

     g. Communications Equipment.  Dealer agrees to provide appropriate data
        ------------------------
        communications equipment, compatible with American Honda's specifications, which currently must accommodate HondaNet 2000.

4.   No Guarantee of Financial Success. Dealer recognizes and acknowledges that
     ---------------------------------
     American Honda's approval of Dealer's application and Dealership Premises does not in any way constitute a representation, assurance, or guarantee by American Honda that Dealer will achieve any particular level of sales, operate at a profit, or realize any return on Dealer's investment.

5.   Automobile Availability. Dealer recognizes and acknowledges that American
     -----------------------
     Honda cannot and does not guarantee a specific number of new Honda Automobiles to be made available for resale by the Dealer. American Honda assumes no liability in the event of losses incurred during periods of unavailability, nor does unavailability excuse Dealer's performance.

6.   Compliance with and Impact of Applicable Laws. Dealer shall comply at
     ---------------------------------------------
     Dealer's own expense with all applicable state and federal laws including those pertaining to vehicle dealerships. Dealer shall secure all licenses and permissions in accordance with such laws and bear all the cost related thereto.

7.   Assumption of Costs.  Dealer will complete the above actions solely at
     -------------------
     Dealer's own expense and without responsibility on the part of American Honda.

ADDENDUM TO HONDA AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT
FAA CONCORD H, INC.
PAGE 5 OF 5

8. Severability. If any provision of this Addendum should be held invalid or
   ------------
   unenforceable for any reason whatsoever, or conflicts with any applicable law, this Addendum will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it
   (they) cannot be so amended without materially affecting the tenor of the Dealer Agreement, then it (they) will be deemed deleted from the Dealer Agreement in such jurisdiction, and in either case, the remainder of the Dealer Agreement will be valid and binding. Notwithstanding the foregoing, if, as a result of any provision of the Dealer Agreement (including this Addendum) being held invalid or unenforceable, American Honda's ability to control the selection of the Dealer Owner, Executive Manager, or the Dealer Manager or to otherwise maintain its ability to exercise reasonable discretion over the selection of the actual individual who is managing Dealer is materially restricted beyond the terms of the Dealer Agreement or the FirstAmerica Agreement, American Honda shall be permitted to invoke the repurchase provisions of Section 9.3 of the FirstAmerica Agreement.

   IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.



                               FAA Concord H, Inc.


                               BY:/s/
                                  -----------------------------------


                               AMERICAN HONDA MOTOR CO., INC.


                               BY:/s/
                                  -----------------------------------